UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Current Report on Form 8-K filed by Trio Petroleum Corp., a Delaware corporation (the “Company”) with the Securities and Exchange Commission on April 10, 2025, as of April 4, 2025, the Company entered into an Asset Purchase Agreement (the “APA”) with Trio Petroleum Canada, Corp., an Alberta, Canada corporation and a wholly owned subsidiary of the Company (the “Buyer” or “Trio Canada”), and Novacor Exploration Ltd., a corporation incorporated under the Canada Business Corporations Act (the “Seller”), pursuant to which the Buyer agreed to acquire certain assets of Seller relating to Seller’s oil and gas business, including certain contracts, leases and permits for working interests in petroleum and natural gas and mineral rights located in the Lloydminster, Saskatchewan heavy oil region in Canada (the “Transaction”) for a total purchase price of (i) US$650,000, in cash and (ii) the issuance to the Seller of 526,536 restricted shares of common stock, par value US$0.0001 per share, of the Company (the “Shares”).

The first closing of the Transaction was consummated on April 8, 2025 (the “First Closing”). At the First Closing, title to the TWP48 Assets (as such term is defined in the APA) was delivered to the Buyer, and the Buyer delivered to the Seller (i) US$260,000, in cash, reflecting the US$325,000 payable for the TWP48 Assets, less a US$65,000 deposit previously paid by the Buyer to the Seller and (ii) the Shares.

On May 21, 2025, the second closing of the Transaction was consummated (the “Second Closing” and collectively with the First Closing, the “Closings”). At the Second Closing, title to the TWP47 Assets (as such term is defined in the APA, and collectively with the TWP48 Assets, the “Assets”) was delivered to the Buyer, and the Buyer delivered to the Seller US$325,000, in cash, reflecting the US$325,000 payable for the TWP47 Assets.

After the Closings, with respect to the Assets, the Seller will act as the on-site operator of the Assets and perform all work and services as provided in the APA.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May, 20, 2025, the Company’s Board of Directors adopted an amendment to the Company’s Amended and Restated Bylaws reducing the number of shares of stock required to be present, in person or by proxy, to constitute a quorum for the holding of meetings of stockholders, from a majority of the voting power of the stock issued and outstanding and entitled to vote at such meeting to 1/3 of the voting power of the stock issued and outstanding and entitled to vote at such meeting.

A copy of the Amendment to Amended and Restated Bylaws of Trio Petroleum Corp. is filed hereto as Exhibit 3.1.

Item 7.01 Regulation FD

On May 22, 2025, the Company issued a press release announcing the Second Closing of the Transaction, as of May 21, 2025, in connection with the Transaction. A copy of such press release is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Trio Petroleum Corp.
99.1	Press release, dated May 21, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: May 21, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer